Exhibit 99.2

China Jo-Jo Drugstores to Present at Rodman & Renshaw Annual Global Investment Conference

HANGZHOU, China--(BUSINESS WIRE)--September 10, 2010--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD) ("Jo-Jo Drugstores" or the "Company"), which operates a retail pharmacy chain in Zhejiang Province, today announced that the Company will present at the Rodman & Renshaw Annual Global Investment Conference at The Palace Hotel in New York City on Monday September 13, 2010 at 3:15pm Eastern time.

The conference will include a series of one-on-one meetings with institutional investors. Investors interested in scheduling a meeting with the Company’s CFO, Mr. Bennet Tchaikovsky, can facilitate a request by contacting the Company at bennet@jojodrugstores.com or alternatively contact their Rodman & Renshaw representative directly.

A webcast of the event will be held live and can be heard at: http://www.wsw.com/webcast/rrshq18/cjjd.

An audio and slide archive the presentation will be available under the "Events and Presentations" page on the "Investors" section of the Company's website at http://www.chinajojodrugstores.com. Following the live presentations, archives will be available for 90 days.

To request a one-on-one meeting or to be added to Jo-Jo Drugstore's email list, please contact Kevin Fickle at Kevin@capitalgc.com or call 415-332-7200.

To be added to the Company's email distribution for future news releases, please send your request to Kevin@capitalgc.com.

About China Jo-Jo Drugstores, Inc.

Jo-Jo Drugstores, through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 45 stores throughout Zhejiang Province.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
Company Contact:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky
Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com
or
Investor Relations:
Capital Group Communications, Inc.
Kevin Fickle, 415-332-7200
Kevin@capitalgc.com